UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 5, 2006

NeoPharm, Inc.

(Exact name of registrant as specified in charter)

Delaware	33-905163	51-0327886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1850 Lakeside Drive, Waukegan, IL

60085

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(847) 887-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c)).

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 5, 2006, NeoPharm, Inc. (the “Company”) entered into an underwriting agreement with UBS Securities, LLC, (the “Underwriter”), with respect to the issue and sale by the Company, and the purchase by the Underwriter, of 3,500,000 shares of the Company’s common stock, $0.0002145 par value per share, plus up to an additional 525,000 shares subject to the Underwriter’s over-allotment option (the “Shares”).  The public offering price will be $10.20 per share.  The offering of the shares will be made by means of a prospectus supplement dated January 5, 2006, and a base prospectus dated December 17, 2003, each as filed with the Securities and Exchange Commission.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 7.01                                             Regulation FD Disclosure.

On January 5, 2006, the Company issued a press release announcing the pricing of the public offering.  A copy of the press release is attached as Exhibit 99.1 to this report.

The information in this Current Report on Form 8-K under the heading Item 7.01, “Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01                                             Financial Statements and Exhibits.

(c)  Exhibits

1.1                                   Underwriting Agreement, dated January 5, 2006, by and between NeoPharm, Inc. and UBS Securities, LLC.

99.1                             Press Release, dated January 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoPharm, Inc.

		By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer,
(Chief Accounting Officer and
Principal Financial Officer)

Date:	January 5, 2006

INDEX TO EXHIBITS

1.1                                   Underwriting Agreement, dated January 5, 2006, by and between NeoPharm, Inc. and UBS Securities LLC.

99.1                             Press Release, dated January 5, 2006.